Exhibit 10.75

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”), dated as of the 24th day of June, 2009, is made by and between Broadwood Partners, L.P. (“Broadwood” or the “Investor”) and STAAR Surgical Company (“STAAR” or the “Company”). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning ascribed to such term in the Senior Secured Note and the Temporary Waiver (as such terms are defined below).

WITNESSETH:

WHEREAS, the Investor currently owns a $5,000,000 senior secured note issued to the Investor on December 14, 2007 by the Company, as amended on April 13, 2009 (the “Senior Secured Note”);

WHEREAS, The Investor and the Company entered into a Temporary Waiver Agreement dated as of April 2, 2009 (the “Temporary Waiver”) related to certain events affecting the Senior Secured Note;

WHEREAS, the parties now desire to amend and replace certain existing terms contained in the Temporary Waiver;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Investor and the Company do hereby agree as follows:

1.	Section 5 of the Temporary Waiver shall be deleted in its entirety and replaced with the following:

“If, prior to the expiration of the Stay Period, the Company secures a stayof execution of Judgment until the completion of an appeal pursuant toCCCP Section 917.1 by posting an appeal bond, or by other action of theCalifornia courts, then any Judgment Default shall be cured.  However, if any Judgment Default shall have been cured under the previous sentence, the Investor shall nonetheless have the right to receive interest at a rate of 20% per annum.”

2.	Section 6 of the Temporary Waiver shall be deleted in its entirety and replaced with the following:

“If any Judgment Default is cured pursuant to Paragraph 5 hereof, andduring the pendency of appeal the Company fully satisfies theJudgment and finally resolves all other material litigation of the Companythat as of the date of this Amendment is pending and not yet decided, then the interest rate on the Senior Secured Note shall be reduced to 7% per annum from the date of such final resolution of all material litigation.”

3.	Section 7 of the Temporary Waiver shall be deleted in its entirety and replaced with the following:

“If, as of the expiration of the Stay Period, the Company has not satisfiedthe conditions for a cure pursuant to Paragraphs 4 or 5 above, theCompany agrees and acknowledges that an Event of Default pursuant toSection 8(f) of the Senior Secured Note shall have occurred and that Broadwood may enforce any and all rights resulting from such waiver without further notice, demand or presentment.”

4.	This Amendment contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Amendment.

5.
This Amendment is only effective in the specific instances set forth herein.  No other amendment by the Investor or the Company is granted or intended except as expressly set forth herein, and the Investor and the Company expressly reserve the right, now and at all times hereafter, to require strict compliance with the terms of the Senior Secured Note and the Temporary Waiver in all other respects, whether in connection with any future transaction in respect of similar matters to those amended herein, or otherwise.  In the event of any conflict between this Amendment and the Temporary Waiver, this Amendment shall control under all circumstances.

6.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles.

7.	This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

8.
In case any provision of this Amendment shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Amendment, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

BROADWOOD PARTNERS, L.P.

By:/s/Neal C. Bradsher

Name:Neal C. Bradsher

Title:  President of the General Partner

STAAR SURGICAL COMPANY

By:/s/ Barry G. Caldwell

Name: Barry G. Caldwell

Title: President and Chief Executive Officer